Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Appoints Rebecca Martinez O’Mara to its Board of Directors

WESTFORD, Mass., March 17, 2022 – Kadant Inc. (NYSE: KAI), a global supplier of technologies and engineered systems, today announced the expansion of the board of directors from six to seven directors and the appointment of Rebecca Martinez O’Mara to its board of directors effective May 1, 2022. Ms. O’Mara was appointed to the class of directors the term for which expires at Kadant’s 2024 annual meeting of stockholders.

Ms. O’Mara served as the president of industrial services for Stanley Black & Decker, Inc., a Fortune 500 manufacturer of industrial tools and household hardware. She was previously vice president of services and solutions at Grundfos Holdings A/S, a global pump manufacturer, and prior to that was vice president of marketing, customer service and aftermarket at Sullair, LLC, a global air compressor manufacturer. Ms. O’Mara is a member of the Latino Corporate Directors Association and is also a Chicago United Business Leaders of Color Honoree.

“I am pleased to welcome Rebecca to our board of directors,” said Jonathan Painter, chairman of the board of directors of Kadant Inc. “Kadant has a longstanding commitment to strong corporate governance and will benefit from Rebecca’s executive operational experience in industrial manufacturing. Her experiences in organizational management and sustainability initiatives will provide an important perspective to Kadant, and I look forward to the contributions she will make to Kadant.”

Separately, Dr. William P. Tully, a director at Kadant since 2010, notified the board of directors that he will resign as a director effective January 1, 2023, at which time Kadant expects its board of directors will reduce the size of the board from seven to six members.

Jeffrey L. Powell, president and chief executive officer of Kadant Inc., commented, “I want to thank Bill for his 12 years of service as a director at Kadant. His many contributions and valuable insights will be missed, and we wish him all the best in his retirement from the board.”

About Kadant

Kadant is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 2,900 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our customers, products, technologies, and markets. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject

Kadant Appoints Rebecca Martinez O'Mara to its Board of Directors (cont.)
to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended January 1, 2022 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; competition; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts

Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com